Exhibit 10.8

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

This Warrant Agreement (this “Agreement”) is made and entered into as of the 17th  day of October, 2003, by and between Ocean Resources, Inc., a Delaware corporation, with offices at 2705 Canton Street, Dallas, Texas 75226 (the “Company”), and Argosy International, Ltd., whose address is P.O. Box 260, Providenciales, Turks and Caicos Islands, British West Indies (the “Warrant Holder”).

RECITALS

A.                                   The Company wishes to issue to the Warrant Holder, and the Warrant Holder wishes to receive, the right and option to purchase certain shares of the common stock, $0.0001 par value per share (“Common Stock”), of the Company.

B.                                     The parties wish to enter into this Agreement to evidence the respective commitments of the parties with respect to such shares of Common Stock.

TERMS AND CONDITIONS

In consideration of the mutual terms, covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Warrant and Warrant Term.  The Company hereby grants to the Warrant Holder, and the Warrant Holder hereby accepts, the right and option (the “Warrant”) to purchase from the Company, subject to the provisions of this Agreement, one million (1,000,000) shares of Common Stock (the “Subject Shares”) for the Exercise Price, as hereinafter defined.

The Warrant Holder may elect to exercise the Warrant at any time following the First Exercise Date as shown below, until the Warrant expires as to the Subject Shares.  The Warrant shall expire as to all Subject Shares not previously exercised if (a) Mr. Graham Jessop ceases to serve as an officer or director of the Company or (b) the Warrant Holder fails to complete the exercise of the Warrant as to the Subject Shares on or before the Expiration Date indicated in the following chart:

NUMBER OF SHARES	FIRST EXERCISE DATE	EXPIRATION DATE
1,000,000	October 17, 2004	October 17, 2005

Expiration of the Warrant as to some of the Subject Shares pursuant to this Section 1 shall have no effect on any Subject Shares issued before the date of such expiration.

2.                                       Exercise Price.  The purchase price (the “Exercise Price”) for any of the Subject Shares acquired pursuant to this Agreement shall be USD $0.40 per share.

3.                                       Exercise of Warrant.  This Warrant may be exercised in whole or in part. Such exercise shall be accomplished by tender to the Company of the Exercise Price, either in cash or by certified check or bank cashier’s check, payable to the order of the Company, together with presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A.  Fractional shares of the Common Stock will not be issued upon the exercise of this Warrant.  In the event this Warrant is exercised in part, the Company shall issue a new Warrant to the Holder covering the aggregate number of shares of Common Stock as to which this Warrant remains exercisable.

4.                                       Reserve.  The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the exercise of this Warrant. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof under this Agreement.

5.                                       Restriction on Transfer.  The Warrant Holder understands that the Warrant has not been, and the Subject Shares, when acquired, will not have been, registered under the Securities act of 1933, as amended (the “Act”), or under any applicable state securities laws and may not be sold except pursuant to an effective registration statement or pursuant to a duly available exemption from such registration requirements.  The Warrant Holder acknowledges that it has acquired this Warrant and, if applicable, shall acquire the Subject Shares, for its own account and not with a view to or for sale which would be in violation of the Act or any applicable state securities laws.  The Warrant Holder understands that if any transfer of the Subject Shares is to be made in reliance on an exemption under the Act and/or any applicable state securities laws, the Company may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption under the Act and such state securities laws, and may require the Warrant Holder to execute such documentation as is reasonably requested by the Company upon exercise of the Warrant, relating to the subject matter hereof. Upon exercise of this Warrant, in part or in whole, each certificate issued representing the Shares underlying this Warrant shall bear a legend to the foregoing effect.

6.                                       Dividends; Voting Rights.  The Warrant Holder shall not be entitled to any dividends by virtue of the Warrant Holder’s ownership of the Warrant.  In addition, the Warrant Holder shall not be entitled to vote for the election of directors or to vote on any other matter coming before the stockholders of the Company for a vote, by virtue of the Warrant Holder’s ownership of this Warrant.  Nothing contained herein shall limit the rights of the Warrant Holder as to Subject Shares issued upon exercise of the Warrant.

7.                                       Amendment of Agreement.  This Agreement may be amended or modified at any time and in all respects, but only by an instrument in writing executed jointly by the Company and the Warrant Holder.

8.                                       Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, their respective heirs, executors, representatives and successors.

9.                                       Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties relating to the subject matter of this Agreement other than those set forth herein.

10.                                 Governing Law.  THIS AGREEMENT IS BEING EXECUTED AND DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT.

11.                                 Notices.  Any notice or communication hereunder shall be in writing and shall be delivered by (a) personal delivery, (b) expedited delivery service or (c) certified or registered mail, postage prepaid.  Any such notice shall be deemed given upon its receipt at the following address:

If to the Company:	Ocean Resources, Inc. 2705 Canton Street Dallas, Texas 75226 Attn: Dennis McLaughlin Fax: (469) 227-7955

If to the Warrant Holder:	To the address for the Warrant Holder set out in the initial paragraph above

Any party may, by notice given in accordance with this Section to the other party, designate another address for receipt of notices hereunder.

12.                                 Captions.  The headings herein are for convenience only and shall not affect the construction hereof.

13.                                 Counterparts.  An executed counterpart of this Agreement, or a photocopy thereof, shall be placed on file by the Company at its principal place of business and shall be subject to the same right of examination by a stockholder of the Company, in person or by agent, attorney or accountant, as are the books and records of the Company.

EXECUTION

The parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

OCEAN RESOURCES, INC.

By:	/s/ Dennis McLaughlin
Dennis McLaughlin, Chief Executive Officer

THE WARRANT HOLDER:

ARGOSY INTERNATIONAL, LTD.

By:	/s/ Graham Jessop
Graham Jessop, President

EXHIBIT A

SUBSCRIPTION FORM

The undersigned hereby irrevocably subscribes for                     shares (the “Stock”) of the Common Stock of Ocean Resources, Inc. (the “Company”) pursuant to and in accordance with the terms and conditions of the attached Warrant and hereby makes payment of $                   therefore, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.  If such number of shares is not all of the shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

In connection with the issuance of the Stock, I hereby represent to the Company that I am acquiring the Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the “Act”).

I understand that because the Stock has not been registered under the Act, I must hold such Stock indefinitely unless such Stock is subsequently registered and qualified under the act or is exempt from such registration and qualification.  Before I make any transfer or disposition of any shares of the Stock, I agree to give to the Company written notice of my intention to do so and to describe briefly the manner of such proposed transfer or disposition.  I shall make no such transfer or disposition unless (a) such transfer or disposition can be made without registration under the Act by reason of specific exemptions from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Act and has been declared effective with respect to such disposition.

I agree that each certificate representing the Stock delivered to me shall bear substantially the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

I further agree that the Company may place stop orders on the certificates evidencing the Stock with the transfer agent, if any, to the same effect as the above legend.  The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the Company an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.

Signed: ARGOSY INTERNATIONAL, LTD.	Date:

By:

Address: